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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

        The following is a listing of the subsidiaries of the registrant at December 31, 2008.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision Asia Pacific Holding Pte. Ltd.	Singapore
Activision Benelux	The Netherlands
Activision Beteiligungs GmbH	Germany
Activision Blizzard Bermuda Limited	Bermuda
Activision Blizzard International Holdings, Inc.	Delaware
Activision Blizzard Pty. Ltd.	Australia
Activision Canada, Inc.	Canada
Activision Deutschland GmbH	Germany
Activision Entertainment Holdings, Inc.	Delaware
Activision Europe, Limited	United Kingdom
Activision GmbH	Germany
Activision International B.V.	The Netherlands
Activision International Europe, LLC	California
Activision Italia, S.r.l	Italy
Activision Japan	Japan
Activision Korea, Ltd.	South Korea
Activision Limited Japan	Japan
Activision, Ltd.	Japan
Activision Luxembourg S.a.r.l.	Luxembourg
Activision Luxembourg S.a.r.l.	Nevada
Activision Nordic	Sweden
Activision Productions, Inc.	Delaware
Activision Pty Ltd.	Australia
Activision Publishing Europe, LLP	United Kingdom
Activision Publishing, Inc.	Delaware
Activision Publishing Ireland Limited	Ireland
Activision Singapore Pte. Ltd.	Singapore
Activision Spain, SL	Spain
Activision Testing & Verification, Inc.	California
Activision Texas, Inc.	Texas

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision U.K. Ltd.	United Kingdom
Activision Value Publishing, Inc.	Minnesota
Activision Vermogensverwaltungs GmbH	Germany
Advantage Entertainment Distribution Limited	United Kingdom
ATVI C.V.	The Netherlands
ATVI France SAS	France
ATVI LLC	Delaware
Beenox Inc.	Canada
Bizarre Creations Limited	United Kingdom
Blizzard Entertainment (Hong Kong) Limited	Hong Kong
Blizzard Entertainment, Inc.	Delaware
Blizzard Entertainment Inc. Representative Office	China
Blizzard Entertainment Inc. Taiwan Branch	Taiwan
Blizzard Entertainment Ireland Limited	Ireland
Blizzard Entertainment Korea Limited	South Korea
Blizzard Entertainment SAS	France
Blizzard Software Development (Shanghai) Co., Ltd.	China
Budcat Creations, Inc.	Delaware
CD Contact Data GmbH	Germany
Centerscore, Inc.	California
Centresoft Ltd.	United Kingdom
Central Technology East, Inc.	Delaware
Combined Distribution Holdings Ltd.	United Kingdom
Contact Data Belgium N.V.	Belgium
Demonware Inc.	Canada
Demonware Ltd.	Ireland
Freestyle Games, Ltd.	United Kingdom
High Moon Studios, LLC	California
Igloo Distribution Limited	United Kingdom
Impressions Software, Inc.	Delaware
Infinity Ward, Inc.	Delaware
Interactive Associates, Inc.	Delaware
Luxoflux, Inc.	Delaware
Massive Entertainment AB	Sweden

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
NBG EDV Handels-und Verlags GmbH & Co. KG	Germany
Neversoft Entertainment, Inc.	California
PDQ Distribution Ltd.	United Kingdom
Radical Entertainment, Inc.	Canada
RedOctane, Inc.	California
RedOctane Limited	UK
RedOctane Technologies Pvt. Ltd.	India
Representative Office	China
Rollover Productions, Inc.	Delaware
Shaba Games, Inc.	Delaware
Sierra Entertainment, Inc.	Delaware
Software Inspiration Ltd.	United Kingdom
Speed	Germany
Studio Ch'in LLC	China
Swordfish Studios Limited	United Kingdom
Target Software Vertriebs GmbH	Germany
Toys For Bob, Inc.	California
Treyarch Corporation	Delaware
Underground Development, Ltd.	Nevada
VG Treasury SAS—France	France
Vicarious Visions, Inc.	New York
Vivendi Games Asia Pte. Ltd.	Singapore
Vivendi Games Deutschland GmbH	Germany
Vivendi Games Europe S.A.	France
Vivendi Games Iberica S.L.	Spain
Vivendi Games Ireland Ltd.	Ireland
Vivendi Games Italia S.p.A.	Italy
Vivendi Games Netherlands B.V.	The Netherlands
Vivendi Games Nordic A.B.	Sweden
Vivendi Games Pty. Ltd.	Australia
Vivendi Games U.K. Ltd.	United Kingdom
VUG Acquisition Corp.	Delaware
VUG Holding LLC	Delaware
9097-2886 Quebec, Inc.	Canada

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  Exhibit 21.1